Exhibit 23




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-50447 and Post-Effective Amendment No. 1 to Registration Statement No. 333-54025 of Columbus Southern Power Company on Form S-3 of our report dated February 21, 2003 (May 14, 2003 as to Note 16)(which expresses an unqualified opinion and includes an explanatory paragraph referring to the realignment of segments for financial reporting purposes), appearing in this Form 8-K of Columbus Southern Power Company.


/s/ Deloitte & Touche LLP

Columbus, Ohio
May 14, 2003